Exhibit 99.1

Strategic Education, Inc. Reports Third Quarter 2022 Results

HERNDON, Va.--(BUSINESS WIRE)--November 3, 2022--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2022.

“We are pleased with the continued strengthening of demand in our U.S. Higher Education segment during the third quarter of 2022,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “Our Education Technology Services segment also produced strong results during the quarter, and notwithstanding continued delays in a return to pre-pandemic student immigration conditions in Australia and New Zealand, we remain confident in the long-term growth potential of the Australia/New Zealand segment.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended September 30

  Revenue decreased 2.6% to $263.1 million compared to $270.1 million for the same period in 2021.
  Income from operations was $7.8 million or 3.0% of revenue, compared to $7.3 million or 2.7% of revenue for the same period in 2021. Adjusted income from operations, which is a non-GAAP financial measure, was $12.2 million compared to $20.7 million for the same period in 2021. The adjusted operating income margin, which is a non-GAAP financial measure, was 4.6% compared to 7.7% for the same period in 2021. [Adjusted results for 2021 exclude an adjustment for foreign currency exchange impacts and are therefore not directly comparable to adjusted results previously reported for the three months ended September 30, 2021.] For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income was $6.1 million compared to $3.9 million for the same period in 2021. Adjusted net income, which is a non-GAAP financial measure, was $8.0 million compared to $14.1 million for the same period in 2021.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $31.6 million compared to $38.6 million for the same period in 2021.
  Diluted earnings per share was $0.25 compared to $0.16 for the same period in 2021. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.33 from $0.59 for the same period in 2021. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.35. Diluted weighted average shares outstanding decreased to 23,902,000 from 24,113,000 for the same period in 2021.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the third quarter, student enrollment within USHE decreased 3.1% to 75,144 compared to 77,574 for the same period in 2021.
  For the third quarter, FlexPath enrollment was 21% of USHE enrollment compared to 19% for the same period in 2021.
  Revenue decreased 3.3% to $185.5 million in the third quarter of 2022 compared to $191.9 million for the same period in 2021, driven by lower third quarter enrollment.
  Loss from operations was $1.9 million in the third quarter of 2022 compared to income from operations of $5.2 million for the same period in 2021.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the third quarter, employer affiliated enrollment was 25.3% of USHE enrollment compared to 21.1% for the same period in 2021.
  For the third quarter, Sophia Learning had an increase in average total subscribers of approximately 33% from the same period in 2021.
  As of September 30, 2022, Workforce Edge had a total of 51 corporate agreements, collectively employing approximately 1,200,000 employees.
  Revenue increased 26.9% to $16.4 million in the third quarter of 2022 compared to $13.0 million for the same period in 2021, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations was $5.2 million in the third quarter of 2022 compared to $5.2 million for the same period in 2021. The operating income margin was 31.8%, compared to 40.0% for the same period in 2021.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the third quarter, student enrollment within ANZ increased 1.7% to 18,493 compared to 18,188 for the same period in 2021.
  Revenue decreased 6.2% to $61.2 million in the third quarter of 2022 compared to $65.2 million for the same period in 2021. Revenue on a constant currency basis increased 0.7% to $65.7 million in the third quarter of 2022 compared to $65.2 million for the same period in 2021.
  Income from operations was $8.9 million or 14.6% of revenue, compared to $10.4 million or 15.9% of revenue for the same period in 2021. Income from operations and the operating income margin on a constant currency basis were $9.6 million or 14.7% of revenue in the third quarter of 2022, compared to $10.4 million or 15.9% of revenue for the same period in 2021.

Balance Sheet and Cash Flow

At September 30, 2022, Strategic Education had cash, cash equivalents, and marketable securities of $288.8 million, and $141.2 million outstanding under its revolving credit facility. For the first nine months of 2022, cash provided by operations was $124.7 million compared to $161.2 million for the same period in 2021. Capital expenditures for the first nine months of 2022 were $32.5 million compared to $33.6 million for the same period in 2021. Capital expenditures for 2022 are expected to be approximately $45 million.

For the third quarter of 2022, consolidated bad debt expense as a percentage of revenue was 4.5%, compared to 3.8% of revenue for the same period in 2021.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on December 5, 2022 to shareholders of record as of November 28, 2022.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its third quarter 2022 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2022	2021	2022
Revenues	$270,078	$263,123	$859,587	$795,542
Costs and expenses:
Instructional and support costs	153,651	153,162	459,394	445,154
General and administration	95,714	97,753	275,954	289,259
Amortization of intangible assets	8,932	3,522	47,731	10,954
Merger and integration costs	1,111	269	4,060	933
Restructuring costs	3,322	610	26,400	6,129
Total costs and expenses	262,730	255,316	813,539	752,429
Income from operations	7,348	7,807	46,048	43,113
Other income (expense)	(1,848)	(262)	1,076	(1,133)
Income before income taxes	5,500	7,545	47,124	41,980
Provision for income taxes	1,646	1,453	13,717	13,639
Net income	$3,854	$6,092	$33,407	$28,341
Earnings per share:
Basic	$0.16	$0.26	$1.39	$1.19
Diluted	$0.16	$0.25	$1.38	$1.18
Weighted average shares outstanding:
Basic	23,948	23,550	23,966	23,765
Diluted	24,113	23,902	24,131	24,026

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2021	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$268,918	$262,757
Marketable securities	6,501	11,387
Tuition receivable, net	51,277	81,676
Income taxes receivable	313	—
Other current assets	40,777	46,928
Total current assets	367,786	402,748
Property and equipment, net	150,589	136,073
Right-of-use lease assets	149,587	125,081
Marketable securities, non-current	23,377	14,648
Intangible assets, net	276,380	259,855
Goodwill	1,285,864	1,226,499
Other assets	52,297	50,347
Total assets	$2,305,880	$2,215,251

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$95,518	$101,357
Income taxes payable	—	3,316
Contract liabilities	73,232	131,705
Lease liabilities	27,005	23,539
Total current liabilities	195,755	259,917
Long-term debt	141,630	141,234
Deferred income tax liabilities	44,595	33,688
Lease liabilities, non-current	162,821	136,791
Other long-term liabilities	47,089	45,139
Total liabilities	591,890	616,769
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,592,098 and 24,454,377 shares issued and outstanding at December 31, 2021 and September 30, 2022, respectively	246	245
Additional paid-in capital	1,529,969	1,507,902
Accumulated other comprehensive income (loss)	9,203	(66,369)
Retained earnings	174,572	156,704
Total stockholders’ equity	1,713,990	1,598,482
Total liabilities and stockholders’ equity	$2,305,880	$2,215,251

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the nine months ended September 30,
	2021	2022
Cash flows from operating activities:
Net income	$33,407	$28,341
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of marketable securities	781	—
Gain on sale of property and equipment	(681)	—
Amortization of deferred financing costs	414	414
Amortization of investment discount/premium	55	29
Depreciation and amortization	88,188	49,193
Deferred income taxes	(12,197)	(9,213)
Stock-based compensation	12,714	16,209
Impairment of right-of-use lease assets	18,914	1,185
Changes in assets and liabilities:
Tuition receivable, net	(38,490)	(33,320)
Other assets	(6,106)	417
Accounts payable and accrued expenses	(253)	6,768
Income taxes payable and income taxes receivable	4,050	4,498
Contract liabilities	66,022	65,437
Other liabilities	(5,655)	(5,226)
Net cash provided by operating activities	161,163	124,732

Cash flows from investing activities:
Purchases of property and equipment	(33,632)	(32,508)
Proceeds from marketable securities	9,300	2,600
Proceeds from sale of property and equipment	4,328	—
Other investments	(589)	(223)
Cash paid for acquisition, net of cash acquired	—	(193)
Net cash used in investing activities	(20,593)	(30,324)

Cash flows from financing activities:
Common dividends paid	(44,289)	(44,600)
Net payments for stock awards	(2,283)	(2,973)
Repurchase of common stock	(5,905)	(36,916)
Net cash used in financing activities	(52,477)	(84,489)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,280)	(10,729)
Net increase (decrease) in cash, cash equivalents, and restricted cash	84,813	(810)
Cash, cash equivalents, and restricted cash — beginning of period	202,020	279,212
Cash, cash equivalents, and restricted cash — end of period	$286,833	$278,402

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2022	2021	2022
Revenues:
U.S. Higher Education	$191,893	$185,499	$630,647	$571,291
Australia/New Zealand	65,224	61,177	190,549	177,232
Education Technology Services	12,961	16,447	38,391	47,019
Consolidated revenues	$270,078	$263,123	$859,587	$795,542
Income (loss) from operations:
U.S. Higher Education	$5,168	$(1,948)	$84,981	$25,386
Australia/New Zealand	10,364	8,934	23,016	20,506
Education Technology Services	5,181	5,222	16,242	15,237
Amortization of intangible assets	(8,932)	(3,522)	(47,731)	(10,954)
Merger and integration costs	(1,111)	(269)	(4,060)	(933)
Restructuring costs	(3,322)	(610)	(26,400)	(6,129)
Consolidated income from operations	$7,348	$7,807	$46,048	$43,113

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 29.7% and 33.0% for the three months ended September 30, 2021 and 2022, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended September 30, 2022 are also presented on a constant currency basis utilizing an exchange rate of 0.73 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2021. We define EBITDA as net income before other income (loss), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM
OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES,
ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended September 30, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$270,078	$—	$—	$—	$—	$—	$270,078
Total costs and expenses	$262,730	$(8,932)	$(1,111)	$(3,322)	$—	$—	$249,365
Income from operations	$7,348	$8,932	$1,111	$3,322	$—	$—	$20,713
Operating margin	2.7%						7.7%
Income before income taxes	$5,500	$8,932	$1,111	$3,322	$1,211	$—	$20,076
Net income	$3,854	$8,932	$1,111	$3,322	$1,211	$(4,312)	$14,118

Earnings per share:
Diluted	$0.16						$0.59
Weighted average shares outstanding:
Diluted	24,113						24,113
		For the three months ended September 30, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$263,123	$—	$—	$—	$—	$—	$263,123
Total costs and expenses	$255,316	$(3,522)	$(269)	$(610)	$—	$—	$250,915
Income from operations	$7,807	$3,522	$269	$610	$—	$—	$12,208
Operating margin	3.0%						4.6%
Income before income taxes	$7,545	$3,522	$269	$610	$(39)	$—	$11,907
Net income	$6,092	$3,522	$269	$610	$(39)	$(2,478)	$7,976

Earnings per share:
Diluted	$0.25						$0.33
Weighted average shares outstanding:
Diluted	23,902						23,902
(1)

Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with
Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects integration expenses associated with the Company's merger with Capella Education Company and the Company's acquisition of
Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income/loss recognized from the Company's investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 29.7% and 33.0% for the three months ended September 30, 2021 and 2022, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q3 2022 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$263,123	$4,496	$267,619
Total costs and expenses	$250,915	$3,791	$254,706
Income from operations	$12,208	$705	$12,913
Operating margin	4.6%		4.8%
Income before income taxes	$11,907	$708	$12,615
Net income	$7,976	$474	$8,450

Earnings per share:
Diluted	$0.33		$0.35
Weighted average shares outstanding:
Diluted	23,902		23,902
(1)

Reflects an adjustment to translate foreign currency results for the three months ended September 30, 2022 at a constant exchange rate of 0.73 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2021.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2022	2021	2022
Revenues:
U.S. Higher Education	$191,893	$185,499	$630,647	$571,291
Australia/New Zealand	65,224	61,177	190,549	177,232
Education Technology Services	12,961	16,447	38,391	47,019
Consolidated revenues	270,078	263,123	859,587	795,542

Adjustments to consolidated revenues:
U.S. Higher Education	—	—	—	—
Australia/New Zealand(1)	—	—	3,646	—
Education Technology Services	—	—	—	—
Total adjustments to consolidated revenues	—	—	3,646	—

Adjusted revenues by segment:
U.S. Higher Education	191,893	185,499	630,647	571,291
Australia/New Zealand	65,224	61,177	194,195	177,232
Education Technology Services	12,961	16,447	38,391	47,019
Adjusted consolidated revenues	$270,078	$263,123	$863,233	$795,542

Income (loss) from operations:
U.S. Higher Education	$5,168	$(1,948)	$84,981	$25,386
Australia/New Zealand	10,364	8,934	23,016	20,506
Education Technology Services	5,181	5,222	16,242	15,237
Amortization of intangible assets	(8,932)	(3,522)	(47,731)	(10,954)
Merger and integration costs	(1,111)	(269)	(4,060)	(933)
Restructuring costs	(3,322)	(610)	(26,400)	(6,129)
Consolidated income from operations	7,348	7,807	46,048	43,113

Adjustments to consolidated income from operations:
Australia/New Zealand(1)	—	—	3,646	—
Amortization of intangible assets	8,932	3,522	47,731	10,954
Merger and integration costs	1,111	269	4,060	933
Restructuring costs	3,322	610	26,400	6,129
Total adjustments to consolidated income from operations	13,365	4,401	81,837	18,016

Adjusted income (loss) from operations by segment:
U.S. Higher Education	5,168	(1,948)	84,981	25,386
Australia/New Zealand	10,364	8,934	26,662	20,506
Education Technology Services	5,181	5,222	16,242	15,237
Total adjusted income from operations	$20,713	$12,208	$127,885	$61,129
(1)

Adjustments to the Australia/New Zealand segment revenue and income from operations for the nine months ended
September 30, 2021, include a purchase accounting adjustment of $3.6 million to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended September 30,
	2021	2022
Net income	$3,854	$6,092
Provision for income taxes	1,646	1,453
Other loss	1,848	262
Gain on sale of property and equipment	(681)	—
Depreciation and amortization	21,564	15,757
EBITDA (1)	28,231	23,564
Stock-based compensation	4,868	5,612
Merger and integration costs (2)	1,111	269
Restructuring costs (3)	3,404	510
Cloud computing amortization (4)	1,019	1,644
Adjusted EBITDA (1)	$38,633	$31,599
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)	Reflects integration charges associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Includes $0.2 million of stock-based compensation benefit related to forfeitures of stock-based awards for the three months ended September 30, 2021. Excludes $0.7 million of gain on sale of property and equipment for the three months ended September 30, 2021 and $0.6 million and $0.1 million of depreciation and amortization expense for the three months ended September 30, 2021 and 2022, respectively.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com